Exhibit 10.12
SECOND AMENDMENT OF THE
OLD NATIONAL BANCORP

EXECUTIVE DEFERRED COMPENSATION PLAN
(As Amended and Restated Generally Effective as of January 1, 2020)
WHEREAS, Old National Bancorp (the “Corporation”) maintains the Old National Bancorp Executive Deferred Compensation Plan (As Amended and Restated Generally Effective as of January 1, 2020) (the “Plan”);
WHEREAS, the Plan was amended effective January 1, 2022 by an amendment that was inadvertently entitled the Third Amendment to the Plan effective as of January 1, 2018, but was actually the First Amendment to the Plan as amended and restated generally effective as of January 1, 2020;
WHEREAS, pursuant to the authority contained in Article X of the Plan, the Corporation reserved the right to amend the Plan;
WHEREAS, the Board has delegated authority to amend the Plan to the Talent Development and Compensation Committee (the “Committee”) pursuant to the Talent Development and Compensation Committee Charter (the “Charter”); and
WHEREAS, the Corporation now wishes to amend the Plan to (i) clarify that elections to defer Bonus Compensation only apply to that portion of the Participant’s annual incentives payable under the Old National Executive Short Term Incentive Plans that are paid in cash, (ii) remove attainment of “Full Retirement Age” as determined under the Federal Old Age, Survivors, and Disability Insurance Benefit Program from being taken into account for prospective benefit commencement election purposes, (iii) reflect that a grantor trust may be established by the Company to fund contribution credits that accrue under the Plan, (iv) expand the small balance cash-out feature of the Plan to apply to all participants with a small balance, and (v) reflect that non-executive level employee eligibility determinations to participate in the Plan will be made by the most senior human resources officer of the Corporation.
NOW, THEREFORE, pursuant to the power reserved to the Corporation under Article X of the Plan and delegated to the Committee under the Charter, the Plan is hereby amended, effective September 1, 2022, unless otherwise specified herein, in the following particulars:
1.The definition of “Bonus Compensation” at Section 2.01(i) of the Plan is deleted in its entirety and replaced with the following:
“(i)    “Bonus Compensation” means, with respect to a Participant for a Plan Year, the portion of his Compensation for services performed during that Plan Year that is paid in cash as an annual bonus under the Old National Executive Short Term Incentive Plans, even if paid in the Plan Year following the Plan Year in which the services were performed.”
2.The definition of “Committee” at Section 2.01(j) of the Plan is deleted in its entirety and replaced with the following:

“(j)    “Committee” means the Talent Development and Compensation Committee of the Board”
3.The definition of “Designated Benefit Commencement Date” at Section 2.01(p) of the Plan is hereby amended by adding the following term to the end thereof:
“Notwithstanding the above and anything in the Plan to the contrary, with regard to any new elections made by an Eligible Employee on or after September 1, 2022, a Designated Benefit Commencement Date must only be the first January 1 following the occurrence of a Distributable Event.
4.The definition of “Index Fund” at Section 2.01(dd) of the Plan is deleted in its entirety and replaced with the following:
“(dd)    “Index Fund” means the hypothetical investment fund or funds under which the Investment Credits are determined pursuant to Section 6.06(b).”
5.The definition of “Eligible Employee” at Section 2.01(w) of the Plan is deleted in its entirety and replaced with the following:
“(w)    “Eligible Employee” means, with respect to a Plan Year, an Employee who has been designated by the Administrator as eligible to make a Deferral Election for the Plan Year. Notwithstanding the foregoing, all executive level employees have been designated by the Administrator to be Eligible Employees, and the most senior human resources officer of the Company shall make all such eligibility designations with regard to non-executive level Employees.”
6.Section 7.07 of the Plan is deleted in its entirety and replaced with the following:
“Section 7.07 Small Balance Cash-Out. Notwithstanding any provision of the Plan to the contrary, if the vested Account balance, including all agreements, methods, programs or other arrangements which are aggregated with the Plan under Treasury Regulation 1.409A-1(c)(2), of any Participant is not greater than the applicable dollar limit under Code Section 402(g)(1)(B) ($20,500 for 2022) at any time on or after the Participant’s Designated Benefit Commencement Date, then the Account balance of the Participant will be distributed in a single lump sum as soon as administratively practicable.
7.The following new Section 8.05 is hereby added to the Plan to read as follows:
“8.05    Nonqualified Retirement Trust.    The Company may establish a grantor trust in connection with the Plan for the purpose of assisting the Company in the administration and payment of amounts under the Plan. If such a trust is established, the Company shall determine and transfer assets, in its sole discretion, as are necessary to provide, on a present value basis, for its future liabilities created with respect to the Plan. The provisions of the trust, if any, shall govern the rights of the Company, Participants, beneficiaries and creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.”
IN WITNESS WHEREOF, the Corporation caused this Second Amendment to be executed on its behalf this 16th day of August 2022, but effective as provided herein.

OLD NATIONAL BANCORP

By:    /s/ Nicholas J. Chulos
Nicholas J. Chulos, Chief Legal Officer and Corporate Secretary